                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________


                                   Form 8-K/A

                                Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of Report
                        (Date of earliest event reported)
                                  June 15, 2001



                               POPE & TALBOT, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                        1-7852                 94-0777139
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


                   1500 S.W. First Avenue
                        Portland, Oregon                       97201
              (Address of principal executive offices)       (Zip Code)


                                 (503) 228-9161
              (Registrant's telephone number, including area code)


                                      None
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On June 15, 2001, pursuant to the Purchase and Sale Agreement among Norske Skog Canada Limited, Norske Skog Canada Pulp Operations Limited ("Norske Skog"), Pope & Talbot, Inc. (the "Company"), Pope & Talbot Ltd. ("P&T LTD"), and Norske Skog Canada Mackenzie Pulp Limited ("NSCMPL") dated March 29, 2001, as amended by the Amending Agreement dated June 14, 2001, P&T LTD, a wholly-owned Canadian subsidiary of the Company, completed the acquisition of all of the outstanding common shares of NSCMPL from Norske Skog. NSCMPL owns and operates a pulp mill in Mackenzie, British Columbia, Canada with an annual production capacity of 230,000 metric tons of pulp. The purchase price was Canadian $122.7 million or approximately US $80.4 million in cash and 1,750,000 shares of Company common stock. The purchase price includes Canadian $16.2 million in cash which P&T LTD has caused NSCMPL to loan to Norske Skog. This non-recourse loan is secured by the outstanding Series A Preference Shares of NSCMPL and will be repaid after September 2, 2001 by delivery of such Series A Preference Shares, thus permitting Norske Skog to keep the cash loan proceeds.

          The cash paid in the acquisition was funded with borrowings under the Company's credit facilities with U.S. Bank, The Toronto-Dominion Bank, Bank of Montreal and The Bank of Nova Scotia. The amount of consideration payable in connection with the transaction was determined in arms-length negotiations between the Company and Norske Skog and, as negotiated, represented approximately U.S. $450 per metric ton of annual production capacity. The Company intends to continue to use the acquired assets in the operation of the MacKenzie pulp mill.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

(a)       Financial Statements of Business Acquired
          -----------------------------------------

          Included as pages F-1 to F-22 of this Form 8-K/A Amendment No. 1.

(b)       Pro Forma Financial Information
          -------------------------------

          Pro forma Balance Sheet as of March 31, 2001 and Pro forma Statements of Income for the three months ended March 31, 2001 and the year ended December 31, 2000 included as pages F-23 to F-28 of this Form 8-K/A Amendment No. 1.

(c)       Exhibits
          --------

     2.1 Purchase and Sale Agreement dated March 29, 2001 among Norske Skog Canada Limited, Norske Skog Canada Pulp Operations Limited, Pope & Talbot Ltd., Pope & Talbot, Inc., and Norske Skog Canada Mackenzie Pulp Limited. (Incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.)

     2.2 Amending Agreement dated June 14, 2001 to the Purchase and Sale Agreement dated March 29, 2001 among Norske Skog Canada Limited, Norske Skog Canada Pulp Operations Limited, Pope & Talbot Ltd., Pope & Talbot, Inc., and Norske Skog Canada Mackenzie Pulp Limited. (Included in the Company's original Current Report on Form 8-K filed on June 26, 2001.)




     23.1 Consent of KPMG LLP.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 15, 2001.

                                           POPE & TALBOT, INC.
                                           -------------------------------
                                           Registrant



                                       By  /s/ Maria M. Pope
                                           -------------------------------
                                           Name:  Maria M. Pope
                                           Title: Vice President and
                                                  Chief Financial Officer

          Financial Statements
          (Expressed in thousands of Canadian dollars)




          MACKENZIE PULP OPERATIONS
          (a Division of Norske Skog Canada Limited)



          Year ended December 31, 2000

AUDITORS' REPORT


To the Board of Directors
Norske Skog Canada Limited


We have audited the balance sheet of Mackenzie Pulp Operations (a Division of Norske Skog Canada Limited) as at December 31, 2000 and the statements of operations, retained earnings/divisional equity and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Division as at December 31, 2000 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.



KPMG LLP
Chartered Accountants



Vancouver, Canada
March 30, 2001, except as to note 14
which is as of June 15, 2001

  MACKENZIE PULP OPERATIONS
  (a Division of Norske Skog Canada Limited)

  Balance Sheet
  (Expressed in thousands of Canadian dollars)

  December 31, 2000

------------------------------------------------------------------------------

  Assets

  Current assets:

     Cash and short-term investments                                     $          783
     Accounts receivable                                                         18,789
     Inventories (note 3)                                                        33,688
     Prepaid expenses                                                                33
---------------------------------------------------------------------------------------
                                                                                 53,293

  Fixed assets (note 4)                                                         144,032

  Other assets (note 5)                                                             276
---------------------------------------------------------------------------------------
                                                                         $      197,601
=======================================================================================
  Liabilities and Shareholder's/Divisional Equity

  Current liabilities
     Accounts payable and accrued liabilities                            $       20,819

  Employee future benefits (note 6)                                               2,670

  Future income taxes (note 7)                                                    9,700

  Shareholder's/divisional equity:
     Share capital (note 8)                                                     164,412
     Retained earnings                                                                -
---------------------------------------------------------------------------------------
                                                                                164,412
---------------------------------------------------------------------------------------

                                                                         $      197,601
=======================================================================================

  See accompanying notes to financial statements.

  MACKENZIE PULP OPERATIONS
  (a Division of Norske Skog Canada Limited)

  Statement of Operations
  (Expressed in thousands of Canadian dollars)

  Year ended December 31, 2000

---------------------------------------------------------------------------
  Sales                                                       $     182,012
  Freight expense                                                   (20,625)
---------------------------------------------------------------------------
  Net sales                                                         161,387

  Operating expenses:
     Cost of products sold                                          123,119
     Selling and administrative                                       3,662
     Depreciation                                                    10,480
---------------------------------------------------------------------------
                                                                    137,261
---------------------------------------------------------------------------

  Operating earnings                                                 24,126

  Other expense (note 9)                                               (474)
---------------------------------------------------------------------------

  Earnings before income taxes                                       23,652

  Income taxes (note 7)                                               9,113
---------------------------------------------------------------------------

  Net earnings                                                $      14,539
===========================================================================

  See accompanying notes to financial statements.

  MACKENZIE PULP OPERATIONS
  (a Division of Norske Skog Canada Limited)

  Statement of Retained Earnings/Divisional Equity
  (Expressed in thousands of Canadian dollars)

  Year ended December 31, 2000

=======================================================================
  Balance, beginning of year                            $       171,667

  Net earnings                                                   14,539

  Distributions to corporate                                    (21,794)

  Recapitalized to share capital                               (164,412)
-----------------------------------------------------------------------
  Balance, end of year                                  $             -
=======================================================================

  See accompanying notes to financial statements.

MACKENZIE PULP OPERATIONS
(a Division of Norske Skog Canada Limited)

Statement of Cash Flows
(Expressed in thousands of Canadian dollars)

Year ended December 31, 2000

---------------------------------------------------------------------------

Cash provided by (used for):

Operating activities:
   Net earnings                                                 $    14,539
   Items not requiring (providing) cash:
     Depreciation                                                    10,480
     Future income taxes                                              9,113
     Other                                                              (54)
---------------------------------------------------------------------------
                                                                     34,078
   Changes in non-cash working capital (note 10)                     (2,052)
---------------------------------------------------------------------------
                                                                     32,026

Investing activities:
   Increase in share capital                                         (9,450)

Financing activities:
   Issuance (redemption) of preferred shares                              1
   Distributions to corporate                                       (21,794)
---------------------------------------------------------------------------
                                                                    (21,793)
---------------------------------------------------------------------------

Increase in cash                                                        783

Cash, beginning of period                                                 -
---------------------------------------------------------------------------

Cash, end of period                                             $       783
---------------------------------------------------------------------------

Supplementary information:
   Interest paid                                                $         -
   Income taxes paid                                                      -
---------------------------------------------------------------------------

See accompanying notes to financial statements.

MACKENZIE PULP OPERATIONS
(a Division of Norske Skog Canada Limited)

Notes to Financial Statements
(Expressed in thousands of Canadian dollars)

Year ended December 31, 2000

--------------------------------------------------------------------------------

 1.   Nature of operations:

      Mackenzie Pulp Operations ("Mackenzie Pulp" or the "Division") is a division of the consolidated operations of Norske Skog Canada Limited ("NSCL"). NSCL is a Canadian public company with pulp and paper operations in British Columbia, Canada. Mackenzie Pulp operates a pulp mill in British Columbia, Canada. The Mackenzie Pulp mill operations were included in the operations of NSCL's wholly owned subsidiary, Norske Skog Canada Pulp Operations Limited ("NSCPOL") and the Mackenzie Pulp sales operations were included in the operations of NSCL's wholly owned subsidiary, Norske Skog Canada Sales Inc. (formerly Fletcher Challenge Canada Sales Inc.) to July 27, 2000 and in NSCL's wholly owned subsidiary, Norske Skog Pulp Sales Inc. from July 28, 2000 to December 31, 2000. The Mackenzie Pulp mill and sales operations were transferred to a newly formed wholly owned subsidiary of NSCPOL, Norske Skog Canada Mackenzie Pulp Limited on December 31, 2000. These divisional financial statements have been prepared to present the financial position and results of operations of Mackenzie Pulp, to be acquired by Pope & Talbot Inc. pursuant to a Purchase and Sale Agreement dated March 29, 2001, irrespective of the corporate form in which Mackenzie Pulp was operated.



 2.   Significant accounting policies:

      (a)   Generally accepted accounting principles:

            These divisional financial statements have been prepared in accordance with Canadian generally accepted accounting principles. Application of the measurement standards under United States generally accepted accounting principles would result in no material adjustments to the amounts reported.

      (b)   Basis of presentation:

            These divisional financial statements present the assets, liabilities, revenues and expenses of Mackenzie Pulp and do not include any other assets, liabilities, revenues or expenses of NSCL or NSCPOL. The carrying values of the assets and liabilities included in Mackenzie Pulp include all adjustments necessary to reflect the cost basis of NSCL and NSCPOL. These divisional financial statements include expenses incurred by NSCL and NSCPOL only to the extent that such expenses relate directly to the business of Mackenzie Pulp (note 12).

            As Mackenzie Pulp was not a separate legal entity for financial reporting or income tax purposes until December 31, 2000, management has applied the following accounting and presentation policies in these divisional financial statements:

            (i) The excess of assets over liabilities until December 31, 2000 has been presented as divisional equity. Contributions from or distributions to NSCL's Corporate office, which exclude the sales to or purchases from other divisions of NSCL as described in note 12, have been recorded as adjustments to divisional equity and are not included in earnings;

         (ii) For the year ended December 31, 2000, income taxes have been recorded in the statement of operations based on an estimated effective tax rate of 38.5%.

         (iii) NSCL has not charged interest on its divisional equity.

     (c) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from those estimates.

     (d) Inventories:

         Inventories, other than supplies which are valued at the lower of cost and net realizable value, are valued at the lower of average cost and net realizable value.

     (e) Fixed assets:

         Fixed assets are stated at cost.

         Buildings, pulp machinery and equipment are depreciated on a straight-line basis at rates that reflect estimates of the economic lives of the assets. The rates for major classes of assets are:


         ---------------------------------------------------------------------
         Asset                                                           Rate
         ---------------------------------------------------------------------
         Buildings                                                  2.5 - 5.0%
         Pulp machinery and equipment                                     5.0%

         =====================================================================


         During periods of major production interruption, an obsolescence amount of 10% of normal depreciation is charged on manufacturing equipment.

         No depreciation is charged on capital projects during the period of construction.

     (f) Foreign currency:


         The majority of the Division's sales are denominated in foreign currencies, principally the U.S. dollar. Revenue and expense items denominated in foreign currencies are translated at the rates of exchange prevailing during the period. The monetary assets and liabilities of the Division's operations denominated in foreign currencies are translated at the period end exchange rates. Gains or losses on translation of monetary assets and liabilities are reflected in net earnings for the period.

     (g) Future income taxes:

         Income taxes are accounted for under the liability method. Future income tax assets and liabilities are determined based on "temporary differences" (differences between the accounting basis and the tax basis of the assets and liabilities), and are measured using the current tax rates and laws expected to apply when these differences reverse. The difference between the purchase price and tax basis of assets acquired in a business combination is a temporary difference. Future income tax benefits, such as non-capital loss carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

     (h) Employee future benefits:

         The estimated cost for pensions and other post-retirement benefits provided by the Division to employees is accrued using actuarial techniques and assumptions, including an appropriate discount rate, during the employees' active years of service.




3    Inventories:

     ---------------------------------------------------------------------------

     Pulp                                                            $    19,718
     Wood chips and pulp logs                                              6,221
     Operating and maintenance supplies                                    7,749
     ---------------------------------------------------------------------------
                                                                     $    33,688
     ===========================================================================

4    Fixed assets:
     ---------------------------------------------------------------------------
                                                        Accumulated     Net book
                                                Cost    depreciation      value
     ---------------------------------------------------------------------------

     Pulp mills                              $ 286,726    $142,694   $   144,032
     ===========================================================================

5    Other assets:
     ---------------------------------------------------------------------------

     Investments and long-term receivables                           $        35
     Deferred charges                                                        241
     ---------------------------------------------------------------------------

                                                                     $       276
     ===========================================================================

 6.   Employee future benefits:

      NSCL maintains pension benefit plans, which include defined benefit and defined contribution segments, that are available to all salaried employees and to hourly employees not covered by union pension plans. Employees hired subsequent to January 1, 1994 enroll in the defined contribution segment.

      The defined benefit segment provides a pension based on years of service and earnings. For the defined contribution segment, NSCL's contributions are based on a percentage of an employee's earnings with the employee's pension benefits based on these contributions along with investment earnings from those contributions. For the defined contribution segment, NSCL's funding obligations are satisfied upon crediting contributions to an employee's account.

      NSCL provides other benefit plans consisting of group health care and life insurance benefits to eligible retired employees and their dependents.

      Mackenzie Pulp employees are included in the NSCL pension plans and other benefit plans as discussed above. NSCL allocates the cost of the pension plans and other benefit plans to its operating divisions based on the number of employees participating in each plan. For the year ended December 31, 2000, $0.9 million was allocated to Mackenzie Pulp and expensed in the statements of operations.

      An actuarial report was prepared by NSCL's actuaries as at December 31, 2000 for Mackenzie Pulp's active members of the pension plans and other benefit plans. The estimated accrued benefit liability under the defined benefit pension plan and other benefit plans was $0.7 million and $2.7 million, respectively. At December 31, 2000, NSCL's defined benefit pension plan was fully funded.

      Actuarial assumptions used in accounting for the pension plans and other benefit plans at December 31, 2000 are:



      --------------------------------------------------------------------------
      Discount rate                                                       7.0%
      Expected return on plan assets                                      7.5%
      Compensation increases                                              4.0%


      --------------------------------------------------------------------------

      Unionized employees of the Division are members of industry-wide benefit plans to which NSCL contributes a predetermined amount per hour worked by an employee. The pension expense for these plans is equal to the Division's contribution of $0.7 million in the year ended December 31, 2000.

 7.   Income taxes:

    ---------------------------------------------------------------------------

      Current                                                         $       -
      Future                                                              9,113
    ---------------------------------------------------------------------------

                                                                      $   9,113
    ===========================================================================

      The effective income tax rate equals the Canadian statutory income tax rate of 38.5%.

      The tax effects of temporary differences that give rise to significant future tax liabilities (assets) are as follows:

    ---------------------------------------------------------------------------

      Future tax assets:
         Employee future benefits                                     $    (800)

      Future tax liabilities:
         Fixed assets                                                    10,500
    ---------------------------------------------------------------------------

      Net future tax liabilities                                      $   9,700
    ===========================================================================

 8.   Share capital:
      Authorized:
         10,000 common shares without par value
         10,000,000 class A preference shares with a par value of $10 per share 10,000,000 class B preference shares with a par value of $10 per share
      Issued and outstanding:

    ---------------------------------------------------------------------------

      2 common shares                                                 $ 148,211
      1,620,000 class A preference shares                                16,200
      100 class B preference shares                                           1
    ---------------------------------------------------------------------------

                                                                      $ 164,412
    ===========================================================================

 9. Other income (expense):

   ----------------------------------------------------------------------------

    B.C. corporation capital tax                                      $    (471)
    Other                                                                    (3)
   ----------------------------------------------------------------------------

                                                                      $    (474)
   ============================================================================

10. Change in non-cash working capital:

   ----------------------------------------------------------------------------

    Cash provided by (used for):
      Accounts receivable                                             $  (1,131)
      Inventories                                                        (6,034)
      Prepaid expenses                                                       18
      Accounts payable and accrued liabilities                            5,095
   ----------------------------------------------------------------------------

                                                                      $  (2,052)
   ============================================================================

11. Financial instruments:

    (a) Credit risk:

        The Division is exposed to credit risk on accounts receivable from customers. Its customers are mainly in the paper manufacturing businesses. To manage its credit risk, the Division has credit policies which include the analysis of the financial position of its customers and the regular review of their credit limits. In certain offshore markets, the Division requires bank letters of credit or utilizes credit insurance.

    (b) Fair value:

        The fair market value of cash, short-term investments, accounts receivable and accounts payable and accrued liabilities approximates carrying values due to the short term nature of these items.

12. Transactions with related parties and affiliates:

    NSCL and NSCPOL have provided selling, general and administrative services to and for the benefit of Mackenzie Pulp. The costs for these services have been charged to Mackenzie Pulp on a basis that management considers reasonable. Selling, general and administrative expenses charged by NSCL and NSCPOL were $3.7 million for the year ended December 31, 2000.

    AllWin Technical Services Inc. ("AllWin"), a joint venture formed between NSCPOL and ABB Inc., provides maintenance services to Mackenzie Pulp at prices and terms which are in accordance with a full Service Agreement between NSCPOL and AllWin. Purchases of maintenance services from AllWin for the year ended December 31, 2000 was $19.2 million.

    Included in accounts receivable at December 31, 2000 is $0.1 million due from related parties and affiliates. Included in accounts payable at December 31, 2000 is $0.7 million due to related parties and affiliates.


13. Commitments:

    The Division is committed to make the following future minimum payments under various operating leases in each of the years ended December 31:

   -----------------------------------------------------------------------------

    2001                                                                  $   88
    2002                                                                      76
    2003                                                                      75
    2004                                                                      75
    2005                                                                      75
--------------------------------------------------------------------------------

                                                                          $  389
================================================================================

14. Agreement to sell Mackenzie Pulp Operations and subsequent event:

    On March 29, 2001, NSCL and NSCPOL signed a Purchase and Sale Agreement with Pope & Talbot, Inc. for the sale of Norske Skog Canada Mackenzie Pulp Limited for cash of $123 million and 1,750,000 common shares of Pope & Talbot, Inc. with an estimated value of $34 million, for total proceeds of $157 million. The sale is completed on June 15, 2001. As a condition of the sale, certain employees and equipment of AllWin will be transferred to the Mackenzie Pulp Operations on closing (note 12).

              Financial Statements
              (Expressed in thousands of Canadian dollars)



              MACKENZIE PULP OPERATIONS
              (a Division of Norske Skog Canada Limited)


              Three months ended March 31, 2001 and 2000 (unaudited)

MACKENZIE PULP OPERATIONS
(a Division of Norske Skog Canada Limited)

Balance Sheets
(Expressed in thousands of Canadian dollars)

-------------------------------------------------------------------------------
                                                        March 31,  December 31,
                                                            2001          2000
-------------------------------------------------------------------------------
                                                      (unaudited)

Assets

Current assets:
   Cash and short-term investments                      $    217     $    783
   Accounts receivable                                    24,323       18,789
   Inventories (note 3)                                   29,501       33,688
   Prepaid expenses                                          411           33
-------------------------------------------------------------------------------
                                                          54,452       53,293

Fixed assets                                             144,687      144,032

Other assets                                                 229          276
-------------------------------------------------------------------------------

                                                        $199,368     $197,601
===============================================================================

Liabilities and Shareholder's/Divisional Equity

Current liabilities
Accounts payable and accrued liabilities                $ 18,806     $ 20,819

Employee future benefits                                   2,670        2,670

Future income taxes                                       10,573        9,700

Payable to parent company                                  1,513           --

Shareholder's/divisional equity:
   Share capital (note 4)                                164,411      164,412
   Retained earnings                                       1,395           --
-------------------------------------------------------------------------------
                                                         165,806      164,412
-------------------------------------------------------------------------------

                                                        $199,368     $197,601
===============================================================================

See accompanying notes to financial statements.

MACKENZIE PULP OPERATIONS
(a Division of Norske Skog Canada Limited)

Statements of Operations
(Expressed in thousands of Canadian dollars)

Three months ended March 31, 2001 and 2000 (unaudited)

--------------------------------------------------------------------------------
                                                          2001          2000
--------------------------------------------------------------------------------

Sales                                                 $ 47,194      $ 45,921
Freight expense                                         (5,989)       (5,749)
--------------------------------------------------------------------------------

Net sales                                               41,205        40,172

Operating expenses:
   Cost of products sold                                35,683        27,475
   Selling and administrative                              610           786
   Depreciation                                          2,525         2,514
--------------------------------------------------------------------------------
                                                        38,818        30,775
--------------------------------------------------------------------------------

Operating earnings                                       2,387         9,397

Other expense                                             (119)          (96)
--------------------------------------------------------------------------------

Earnings before income taxes                             2,268         9,301

Income taxes                                               873         3,584
--------------------------------------------------------------------------------

Net earnings                                          $  1,395      $  5,717
================================================================================

See accompanying notes to financial statements.

MACKENZIE PULP OPERATIONS
(a Division of Norske Skog Canada Limited)

Statements of Retained Earnings/Divisional Equity
(Expressed in thousands of Canadian dollars)

Three months ended March 31, 2001 and 2000 (unaudited)

--------------------------------------------------------------------------------
                                                           2001           2000
--------------------------------------------------------------------------------

Balance, beginning of period                          $      --      $ 171,667

Net earnings                                              1,395          5,717

Distributions to corporate                                   --        (12,844)
--------------------------------------------------------------------------------

Balance, end of period                                $   1,395      $ 164,540
================================================================================

See accompanying notes to financial statements.

MACKENZIE PULP OPERATIONS
(a Division of Norske Skog Canada Limited)

Statement of Cash Flows
(Expressed in thousands of Canadian dollars)

Three months ended March 31, 2001 and 2000 (unaudited)

-----------------------------------------------------------------------------
                                                          2001         2000
-----------------------------------------------------------------------------

Cash provided by (used for):

Operating activities:
   Net earnings                                         $  1,395     $  5,717
   Items not requiring (providing) cash:
     Depreciation                                          2,525        2,514
     Employee future benefits                                 --          200
     Future income taxes                                     873        3,584
     Other                                                    --          (19)
-----------------------------------------------------------------------------
                                                           4,793       11,996
   Changes in non-cash working capital (note 5)           (3,738)       1,287
-----------------------------------------------------------------------------

                                                           1,055       13,283

Investing activities:
   Additions to fixed assets                              (3,180)        (379)
   Decrease (increase) in other assets                        47          (60)
-----------------------------------------------------------------------------
                                                          (3,133)        (439)

Financing activities:
   Payable to parent company                               1,513      (12,405)
   Issuance (redemption) of preferred shares                  (1)          --
   Distributions to corporate                                 --         (439)
-----------------------------------------------------------------------------
                                                           1,512      (12,844)
-----------------------------------------------------------------------------

Increase (decrease) in cash                                 (566)          --

Cash, beginning of period                                    783            1
--------------------------------------------------------------------------------

Cash, end of period                                     $    217     $      1
--------------------------------------------------------------------------------

Supplementary information:
   Interest paid                                        $     --     $     --
   Income taxes paid                                          --           --

--------------------------------------------------------------------------------

See accompanying notes to financial statements.

MACKENZIE PULP OPERATIONS
(a Division of Norske Skog Canada Limited)

Notes to Financial Statements
(Expressed in thousands of Canadian dollars)

Three months ended March 31, 2001 and 2000 (unaudited)

--------------------------------------------------------------------------------

1.   Nature of operations:

     Mackenzie Pulp Operations ("Mackenzie Pulp" or the "Division") is a division of the consolidated operations of Norske Skog Canada Limited ("NSCL"). NSCL is a Canadian public company with pulp and paper operations in British Columbia, Canada. Mackenzie Pulp operates a pulp mill in British Columbia, Canada. The Mackenzie Pulp mill operations were included in the operations of NSCL's wholly owned subsidiary, Norske Skog Canada Pulp Operations Limited ("NSCPOL") and the Mackenzie Pulp sales operations were included in the operations of NSCL's wholly owned subsidiary, Norske Skog Canada Sales Inc. (formerly Fletcher Challenge Canada Sales Inc.) to July 27, 2000 and in NSCL's wholly owned subsidiary, Norske Skog Pulp Sales Inc. from July 28, 2000 to December 31, 2000. The Mackenzie Pulp mill and sales operations were transferred to a newly formed wholly owned subsidiary of NSCPOL, Norske Skog Canada Mackenzie Pulp Limited on December 31, 2000. These divisional financial statements have been prepared to present the financial position and results of operations of Mackenzie Pulp, to be acquired by Pope & Talbot Inc. pursuant to a Purchase and Sale Agreement dated March 29, 2001, irrespective of the corporate form in which Mackenzie Pulp was operated.

2.   Significant accounting policies:

     (a)  Generally accepted accounting principles:

          These divisional financial statements have been prepared in accordance with the measurement standards under Canadian generally accepted accounting principles. Application of the measurement standards under United States generally accepted accounting principles would result in no material adjustments to the amounts reported.

          These interim financial statements do not include all disclosures required by Canadian generally accepted accounting principles for annual financial statements, and accordingly, these interim consolidated financial statements follow the same accounting policies and methods of applications used in the Division's audited financial statements as at and for the year ended December 31, 2000.

     (b)  Basis of presentation:

          These divisional financial statements present the assets, liabilities, revenues and expenses of Mackenzie Pulp and do not include any other assets, liabilities, revenues or expenses of NSCL or NSCPOL. The carrying values of the assets and liabilities included in Mackenzie Pulp include all adjustments necessary to reflect the cost basis of NSCL and NSCPOL. These divisional financial statements include expenses incurred by NSCL and NSCPOL only to the extent that such expenses relate directly to the business of Mackenzie Pulp (note 6).

          As Mackenzie Pulp was not a separate legal entity for financial reporting or income tax purposes until December 31, 2000, management has applied the following accounting and presentation policies in these divisional financial statements:

          (i) The excess of assets over liabilities until December 31, 2000 has been presented as divisional equity. Contributions from or distributions to NSCL's Corporate office, which exclude the sales to or purchases from other divisions of NSCL as described in note 6, have been recorded as adjustments to divisional equity and are not included in earnings;

          (ii) Income taxes have been recorded in these divisional financial statements as follows:

                . As at March 31, 2001 and December 31, 2000 and for the three months ended March 31, 2001, income taxes have been recorded under the liability method as described in note 2
                     (c).

                . For the three months ended March 31, 2000, income taxes have been recorded in the statement of operations based on an estimated effective tax rate of 38.5%.

          (iii) NSCL has not charged interest on its divisional equity.

     (c)  Future income taxes:

          Income taxes are accounted for under the liability method. Future income tax assets and liabilities are determined based on "temporary differences" (differences between the accounting basis and the tax basis of the assets and liabilities), and are measured using the current tax rates and laws expected to apply when these differences reverse. The difference between the purchase price and tax basis of assets acquired in a business combination is a temporary difference. Future income tax benefits, such as non-capital loss carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

3.   Inventories:

     -------------------------------------------------------------------------
                                                   March 31,      December 31,
                                                        2001              2000
     -------------------------------------------------------------------------
                                                  (unaudited)

     Pulp                                          $  15,822          $ 19,718
     Wood chips and pulp logs                          6,026             6,221
     Operating and maintenance supplies                7,653             7,749
     -------------------------------------------------------------------------

                                                   $  29,501          $ 33,688
     =========================================================================

4.   Share capital:

     Authorized:

          10,000 common shares without par value

          10,000,000 class A preference shares with a par value of $10 per share

          10,000,000 class B preference shares with a par value of $10 per share

     Issued and outstanding:

     -------------------------------------------------------------------------
                                                   March 31,      December 31,
                                                        2001              2000
     -------------------------------------------------------------------------
                                                  (unaudited)


     2 common shares                               $ 148,211         $ 148,211
     1,620,000 class A preference shares              16,200            16,200
     100 class B preference shares                         -                 1
     -------------------------------------------------------------------------

                                                   $ 164,411         $ 164,412
     =========================================================================

5.   Change in non-cash working capital:

     -------------------------------------------------------------------------
                                                   March 31,         March 31,
                                                        2001              2000
     -------------------------------------------------------------------------

     Cash provided by (used for):

          Accounts receivable                      $  (5,534)         $ (1,049)
          Inventories                                  4,187             2,904
          Prepaid expenses                              (378)               82
          Accounts payable and accrued liabilities    (2,013)             (650)
     -------------------------------------------------------------------------

                                                   $  (3,738)         $  1,287
     =========================================================================

6.   Transactions with related parties and affiliates:

     NSCL and NSCPOL have provided selling, general and administrative services to and for the benefit of Mackenzie Pulp. The costs for these services have been charged to Mackenzie Pulp on a basis that management considers reasonable. Selling, general and administrative expenses charged by NSCL and NSCPOL were $0.6 million for the three months ended March 31, 2001 (March 31, 2000 - $0.6 million).

     AllWin Technical Services Inc. ("AllWin"), a joint venture formed between NSCPOL and ABB Inc., provides maintenance services to Mackenzie Pulp at prices and terms which are in accordance with a full Service Agreement between NSCPOL and AllWin. Purchases of maintenance services from AllWin for the three month period ended March 31, 2001 were $2.0 million (March 31, 2000 - $1.2 million).

     Included in accounts receivable at March 31, 2001 is $0.3 million (December 31, 2000 - $0.1 million) due from related parties and affiliates. Included in accounts payable at March 31, 2001 is $1.4 million (December 31, 2000 - $0.7 million) due to related parties and affiliates.

7.   Agreement to sell Mackenzie Pulp Operations and subsequent event:

     On March 29, 2001, NSCL and NSCPOL signed a Purchase and Sale Agreement with Pope & Talbot, Inc. for the sale of Norske Skog Canada Mackenzie Pulp Limited for cash of $123 million and 1,750,000 common shares of Pope & Talbot, Inc. with an estimated value of $34 million, for total proceeds of $157 million. The sale was completed on June 15, 2001. As a condition of the sale, certain employees and equipment of AllWin will be transferred to the Mackenzie Pulp Operations on closing (note 6).

                POPE & TALBOT, INC. AND MACKENZIE PULP OPERATIONS
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements give effect to the transaction being accounted for using the purchase method of accounting, whereby the total cost of the transaction was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective time. The Unaudited Pro Forma Condensed Combined Financial Statements were prepared on the basis of assumptions described in the notes thereto, including assumptions related to the allocation of the total purchase cost to the assets and liabilities of Mackenzie Pulp Operations based upon preliminary estimates of fair value. The actual allocation may differ from those assumptions after valuations and other procedures are completed.

The Unaudited Pro Forma Combined Statements of Income were prepared as if the transaction occurred as of the beginning of each period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet was prepared as if the transaction occurred as of March 31, 2001. These statements are not necessarily indicative of what the actual operating results or financial position would have been had the transaction occurred on the dates and for the periods indicated and do not purport to indicate future results of operations. In addition, they do not reflect any cost savings or other synergies resulting from the transaction.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements and related notes of Pope & Talbot, Inc. and the Mackenzie Pulp Operations.

                      Pope & Talbot, Inc. and Subsidiaries
                   Pro Forma Condensed Combined Balance Sheet
                                 March 31, 2001
                          (U.S. dollars in thousands)
                                   (Unaudited)

                                                                      Mackenzie
                                                         Pope &          Pulp                             Pro Forma       Pro Forma
                                                      Talbot, Inc.    Operations   Reclassifications     Adjustments      Combined
                                                     --------------  ------------ -------------------   -------------   ------------
Assets
Current assets:
  Cash and short-term investments                      $  17,926       $    138      $                  $ (7,436)/C,D/    $  10,628
  Accounts receivable                                     56,258         15,455                                              71,713
  Inventories                                             88,816         18,745                                             107,561
  Prepaid expenses                                        10,581            261                                              10,842
                                                       ---------       --------      ----------         --------          ---------
    Total current assets                                 173,581         34,599                           (7,436)           200,744
Plant and equipment, net                                 235,715         91,934                               24 /C/        327,673
Other assets                                              26,008            146          (6,718)/B/       (2,115)/C/         17,321
                                                       ---------       --------      ----------         --------          ---------
                                                       $ 435,304       $126,679      $   (6,718)        $ (9,527)         $ 545,738
                                                       =========       ========      ==========         ========          =========
Liabilities and Stockholders' Equity
Current liabilities:
  Short-term borrowings                                $  10,000       $      -      $                  $ 20,000 /C,D/    $  30,000
  Current portion of long-term debt                        3,333              -                                               3,333
  Payable to parent company                                    -            961                             (961)/C/              -
  Accounts payable and accrued liabilities                51,753         11,949                                              63,702
                                                       ---------       --------      ----------         --------          ---------
    Total current liabilities                             65,086         12,910               -           19,039             97,035
Long-term liabilities:
  Employee future benefits                                     -          1,697          (1,697)/B/                               -
  Future income taxes                                          -          6,718          (6,718)/B/                               -
  Long-term debt, net of current portion                 142,224              -                           55,000 /C,D/      197,224
  Other long-term liabilities                             45,640              -           1,697 /B/                          47,337
                                                       ---------       --------      ----------         --------          ---------
    Total long-term liabilities                          187,864          8,415          (6,718)          55,000            244,561
Stockholders' equity:
  Series A preference stock                                    -         10,293                          (10,293)/C/              -
  Common equity                                          182,354         95,061                          (73,273)/C/        204,142
                                                       ---------       --------      ----------         --------          ---------
    Total Stockholders' equity                           182,354        105,354                          (83,566)           204,142
                                                       ---------       --------      ----------         --------          ---------
                                                       $ 435,304       $126,679      $   (6,718)        $ (9,527)         $ 545,738
                                                       =========       ========      ==========         ========          =========

The accompanying notes are an integral part of this statement.

                      Pope & Talbot, Inc. and Subsidiaries
                Pro Forma Condensed Combined Statement of Income
                       Three Months Ended March 31, 2001
              (U.S. Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)

                                                                    Mackenzie
                                                      Pope &           Pulp                          Pro Forma          Pro Forma
                                                   Talbot, Inc.     Operations  Reclassifications   Adjustments          Combined
                                                  -------------- -------------- ----------------- ----------------   --------------
Revenues:
  Wood products                                    $    39,938    $         -    $          -       $          -      $     39,938
  Pulp products                                         76,179         30,898                                              107,077
  Freight expense                                            -         (3,921)          3,921 /B/                                -
                                                   -----------    -----------    ------------       ------------      ------------
   Total                                               116,117         26,977           3,921                  -           147,015
Costs and expenses:
  Cost of sales:
   Wood products                                        40,138              -                                               40,138
   Pulp products                                        72,388         23,362           5,574 /B/                          101,324
   Depreciation                                              -          1,653          (1,653)/B/                                -
  Selling, general and administrative                    6,663            399              78 /B/                            7,140
  Other expense                                              -             78             (78)/B/                                -
  Interest, net                                          2,514              -                              1,080 /D/         3,594
                                                   -----------    -----------    ------------       ------------      ------------
   Total                                               121,703         25,492           3,921              1,080           152,196
                                                   -----------    -----------    ------------       ------------      ------------
Income (loss) before income taxes                       (5,586)         1,485               -             (1,080)           (5,181)
Income tax provision (benefit)                          (2,626)           572                               (417)           (2,471)
                                                   -----------    -----------    ------------       ------------      -------------
Net income (loss)                                  $    (2,960)   $       913    $          -       $       (663)     $     (2,710)
                                                   ===========    ===========    ============       ============      ============


Basic net loss per common share                    $      (.21)                                                       $       (.17)
                                                   ===========                                                        ============

Diluted net loss per common share                  $      (.21)                                                       $       (.17)
                                                  ============                                                        ============

Weighted average shares outstanding (thousands)
  Basic                                                 13,835                                             1,750            15,585
  Dilutive effect of common stock equivalents                -                                                 -                 -
                                                  ------------                                      ------------      ------------
  Dilutive weighted average shares outstanding          13,835                                             1,750            15,585
                                                  ============                                      ============      ============

The accompanying notes are an integral part of this statement.

                       Pope & Talbot, Inc. & Subsidiaries
                Pro Forma Condensed Combined Statement of Income
                          Year Ended December 31, 2000
              (U.S. Dollars in Thousands Except Per Share Amounts)
                                   (Unaudited)

                                                                        Mackenzie
                                                          Pope &          Pulp                           Pro Forma       Pro Forma
                                                        Talbot, Inc.   Operations   Reclassifications   Adjustments      Combined
                                                        -----------    ----------   -----------------   -----------      --------
Revenues:
     Wood products                                       $ 231,896     $      --      $      --          $      --      $ 231,896
     Pulp products                                         348,156       122,603                                          470,759
     Freight expense                                            --       (13,893)        13,893 /B/                            --
                                                         ---------     ---------      ---------          ---------      ---------
        Total                                              580,052       108,710         13,893                 --        702,655
Costs and expenses:
     Cost of sales:
        Wood products                                      213,971            --                                          213,971
        Pulp products                                      273,276        82,933         20,952 /B/                       377,161
        Depreciation                                            --         7,059         (7,059)/B/                            --
     Selling, general and administrative                    28,677         2,467            319 /B/                        31,463
     Other expense                                              --           319           (319)/B/                            --
     Interest, net                                           8,444            --                             4,320/D/      12,764
                                                         ---------     ---------      ---------          ---------      ---------
        Total                                              524,368        92,778         13,893              4,320        635,359
                                                         ---------     ---------      ---------          ---------      ---------
Income (loss) before income taxes                           55,684        15,932             --             (4,320)        67,296
Income tax provision (benefit)                              23,118         6,139                            (1,668)        27,589
                                                         ---------     ---------      ---------          ---------      ---------
Net income (loss)                                        $  32,566     $   9,793      $      --          $  (2,652)     $  39,707
                                                         =========     =========      =========          =========      =========


Basic net income per common share                        $    2.28                                                      $    2.48
                                                         =========                                                      =========

Diluted net income per common share                      $    2.24                                                      $    2.44
                                                         =========                                                      =========

Weighted average shares outstanding (thousands)
     Basic                                                  14,278                                           1,750         16,028
     Dilutive effect of common stock equivalents               233                                              --            233
                                                         ---------                                       ---------      ---------
     Dilutive weighted average shares outstanding           14,511                                           1,750         16,261
                                                         =========                                       =========      =========

The accompanying notes are an integral part of this statement.

                      POPE & TALBOT, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                          (U.S. dollars, in thousands)

A.   Basis of Presentation
     ---------------------
     The accompanying Unaudited Pro Forma Condensed Combined Financial Statements have been prepared to present the effect of the acquisition by Pope & Talbot, Inc. (the Company) of Mackenzie Pulp Operations (Mackenzie). The Company acquired Mackenzie, in a transaction accounted for as a purchase on June 15, 2001. Mackenzie is a single-line pulp mill with an annual capacity of 230,000 metric tons of northern bleached softwood kraft chip and sawdust pulp.

     The Unaudited Pro Forma Condensed Combined Financial Statements are presented in U.S. dollars and in accordance with U.S. GAAP. Mackenzie's statements of income for the three months ended March 31, 2001 and for the year ended December 31, 2000 were converted from Canadian dollars to U.S. dollars using an average exchange rate for each period of .6547 and .6736 U.S. dollars per Canadian dollar, respectively. Mackenzie's balance sheet was converted at .6354 U.S. dollars per Canadian dollar, the exchange rate effective on the balance sheet date.

     For the 2001 period, the computation of diluted net income per share was antidilutive; therefore the amounts reported for basic and diluted earnings per share were the same.

B.   Reclassifications
     -----------------
     Certain reclassifications to Mackenzie's financial statements were made to conform to Pope & Talbot's historical presentation.

C.   Purchase Price Allocation
     -------------------------
     The total purchase price of Mackenzie was approximately U.S. $80.4 million plus 1,750,000 shares of Company common stock. The common shares were assigned a value of $12.45, based on the average closing price of Company common stock over a reasonable period of time around the announcement date (March 29, 2001) of the transaction.

     The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared on the basis of assumptions relating to the allocation of the total purchase price to the assets and liabilities of Mackenzie based upon preliminary estimates of their fair value. The actual allocation of the total purchase cost may differ from those assumptions after valuations and other procedures are completed.

     The purchase price of Mackenzie was calculated as follows:

     Company common shares issued                                    1,750,000
     Multiplied by the average market price                         $    12.45
                                                                    ----------
     Value of common shares issued (thousands)                      $   21,788
     Cash                                                               80,444
                                                                    ----------
     Total purchase price                                           $  102,232
                                                                    ==========

     The excess purchase price over the historical basis of net assets acquired was calculated as follows (in thousands):

     Total purchase price                                       $  102,232
     Direct transaction costs and expenses                           1,854
     Cash not acquired                                                 138
     Payable to parent company not assumed                            (961)
     Deferred tax effect of applying purchase accounting             2,115
     Less: historical net assets                                  (105,354)
                                                                ----------
     Excess purchase price allocated to plant and equipment      $      24
                                                                ==========

     The excess purchase price allocated to plant and equipment will increase depreciation expense over the average estimated remaining life of Mackenzie's plant and equipment.

     The purchase price included approximately $10.3 million U.S. in cash loaned by Mackenzie to Norske Skog. This non-recourse loan is secured by Mackenzie's Series A preference stock and will be repaid after September 2, 2001 by delivery of such stock, thus permitting Norske Skog to keep the cash loan proceeds. The loan to Norske Skog and the Series A preference stock have been netted in the pro forma balance sheet.

D.   Financing Costs
     ---------------
     The sources of the purchase price, including direct acquisition costs, were $7.4 million from existing cash balances and $75 million from bank lines of credit. The total pro forma annual cost of such financing, including amortization of debt issuance costs, was estimated to be $4.3 million.